                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                  VPC Impact Acquisition Holdings Sponsor
                                      III,LLC
Address of Joint Filer:               c/o Victory Park Capital Advisors, LLC
                                      150 North Riverside Plaza, Suite 5200
                                      Chicago, IL 60606

Relationship of Joint
Filer to Issuer:                      10% Owner, Director

Issuer Name and Ticker
of Trading Symbol:                    VPC Impact Acquisition Holdings III Inc.
                                      [VPCC]

Date of Event Requiring Statement:    03/12/2021

(Month/Day/Year):

Name of Joint Filer:                  Richard M. Levy

Address of Joint Filer:               c/o VPC Park Capital Advisors, LLC
                                      150 North Riverside Plaza, Suite 5200
                                      Chicago, IL 60606

Relationship of Joint
Filer to Issuer:                      10% Owner

Issuer Name and Ticker
of Trading Symbol:                    VPC Impact Acquisition Holdings III, Inc.
                                      [VPCC]

Date of Event Requiring Statement:    03/12/2021

(Month/Day/Year):